UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240-14a-12

CAPITAL CITY BANK GROUP, INC.

(Exact name of Registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of 2009 Annual Meeting
of Shareowners and Proxy Statement

217 North Monroe Street
Tallahassee, Florida 32301

CONTENTS

LETTER TO SHAREOWNERS

NOTICE OF ANNUAL MEETING OF SHAREOWNERS

LETTER TO SHAREOWNERS

217 North Monroe Street
Tallahassee, Florida 32301

March 27, 2009

Dear Fellow Shareowners:

          You are cordially invited to attend the 2009 Annual Meeting of Shareowners at 10:00 a.m., Eastern Time, on Tuesday, April 21, 2009, at the University Center Club, Building B, Floor 3, University Center, Florida State University, Tallahassee, Florida.

          At the meeting, I will give an update on Capital City’s business and plans for the future. Also, we will vote on four Class III nominees for election to the Board of Directors and ask for the ratification of the appointment of our accountants for fiscal 2009.

          Your Board of Directors encourages every shareowner to vote. Your vote is very important. Whether or not you plan to attend the meeting, we hope you will vote as soon as possible. You may vote by mailing a completed proxy card, by telephone, or over the Internet. Voting your proxy will ensure your representation at the Annual Meeting.

          The meeting will begin at 10:00 a.m. I hope you will come early and join your friends for light refreshments at 9:30 a.m.

Sincerely,

William G. Smith, Jr.
Chairman, President,
and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREOWNERS

BUSINESS

(1) Vote on four Class III nominees for election to the Board of Directors;

(2) Ask for ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year; and

(3) Transact other business properly coming before the meeting or any postponement or adjournment of the meeting.

DOCUMENTS

The Proxy Statement, proxy card, and Capital City Bank Group Annual Report are included in this mailing.

RECORD DATE

Shareowners owning Capital City Bank Group shares at the close of business on February 27, 2009, are entitled to notice of, attend, and vote at the meeting. A list of these shareowners will be available at the Annual Meeting and for 10 days before the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m., at our principal executive offices at 217 North Monroe Street, Tallahassee, Florida 32301.

TIME

10:00 a.m., Eastern Time, April 21, 2009

PLACE

University Center Club Building B, Floor 3 University Center Florida State University Tallahassee, Florida

VOTING

Even if you plan to attend the meeting in Tallahassee, Florida, please provide us your voting instructions in one of the following ways as soon as possible:

(1) Internet—use the Internet address on the proxy card;

(2) Telephone—use the toll-free number on the proxy card; or

(3) Mail—mark, sign, and date the proxy card and return in the enclosed postage-paid envelope.

By Order of the Board of Directors

J. Kimbrough Davis
Executive Vice President, Chief Financial Officer,
and Corporate Secretary

Tallahassee, Florida
March 27, 2009

Important Notice Regarding the Availability of Proxy Materials for the Shareowner Meeting to be Held on April 21, 2009. The Proxy Statement and the Annual Report are available at:
www.snl.com/irweblinkx/corporateprofile.aspx?iid=100774

PROXY STATEMENT—GENERAL INFORMATION

Why am I receiving this Proxy Statement and proxy card?

          We are providing these proxy materials in connection with the solicitation by the Board of Directors of Capital City Bank Group, Inc., a Florida corporation, of proxies to be voted at our 2009 Annual Meeting of Shareowners and at any adjournments or postponements of this Annual Meeting.

          We will hold our 2009 Annual Meeting at 10:00 a.m., Eastern Time, Tuesday, April 21, 2009, at the University Center Club, Building B, Floor 3, University Center, Florida State University, Tallahassee, Florida.

          We are providing this Proxy Statement and the proxy card to our shareowners on or about March 27, 2009.

          At Capital City, and in this Proxy Statement, we refer to our employees as “associates.” Also in the Proxy Statement, we refer to Capital City as the “Company,” “we,” or “us” and to the 2009 Annual Meeting as the “Annual Meeting.”

What is being voted upon?

          You are being asked to vote on four Class III nominees for election to the Board of Directors and to ratify our appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009. The proposals to be considered will not create appraisal or dissenters’ rights.

How does the Board recommend that I vote?

          Our Board recommends that you vote your shares FOR each of the nominees for election to the Board and FOR the ratification of the appointment of our independent registered public accounting firm.

Could other matters be decided at the Annual Meeting?

          We are not aware of any matters to be presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting, the holders of the proxies (those persons named on your proxy card) will have the discretion to vote on those matters for you.

Who can vote?

          All shareowners of record at the close of business on the record date of February 27, 2009 are entitled to receive these proxy materials. On that date, there were 17,143,630 shares of our common stock outstanding and entitled to vote, and these shares were held of record by approximately 1,756 shareowners.

How much does each share count?

          Each share counts as one vote. For the proposals scheduled to be voted upon at the Annual Meeting, withheld votes on directors, abstentions, and shares held by a broker that the broker fails to vote are all counted to determine a quorum, but are not counted for or against the matters being considered; however, pursuant to a recent amendment to our Bylaws, if a director nominee in an uncontested election does not receive at least a majority of the votes cast at any meeting for the election of directors at which a quorum is present, the director must tender his or her resignation to the Board, as more particularly described under the heading “Corporate Governance-Director Elections.” There is no cumulative voting.

How many votes are required to have a quorum?

          In order for us to conduct the Annual Meeting, a majority of the shares entitled to vote must be present in person or by proxy.

Capital City Bank Group, Inc. Notice of Annual Meeting and Proxy Statement	1

How many votes are required to elect directors and to ratify Ernst & Young’s appointment?

          Directors are elected by a plurality of the votes cast. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors who are nominated to be elected at the meeting. At our Annual Meeting, the maximum number of directors to be elected is four. Although our directors are elected by plurality, we have recently amended our Bylaws such that if a director nominee in an uncontested election does not receive at least a majority of the votes cast at any meeting for the election of directors at which a quorum is present, the director must tender his or her resignation to the Board.

          Ernst & Young’s appointment will be ratified if the affirmative votes cast by the shareowners present, or represented, at the Annual Meeting and entitled to vote on the matter exceed the votes cast in opposition.

What is the difference between holding shares as a shareowner of record and as a beneficial owner?

          Many of our shareowners hold their shares through a broker, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those shares owned beneficially.

•

Shareowner of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the “shareowner of record.” As the shareowner of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the Annual Meeting.

•

Beneficial Owner. If your shares are held in a brokerage account, by a trustee or by another nominee, you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the shareowner of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

How do I vote my shares in person at the Annual Meeting?

          Shares held in your name as the shareowner of record may be voted in person at the Annual Meeting. Shares for which you are the beneficial owner but not the shareowner of record may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you vote by proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

          The vote you cast in person will supersede any previous votes that you submitted, whether by Internet, phone, or mail.

How can I vote my shares without attending the Annual Meeting?

          Whether you hold shares directly as a shareowner of record or through a broker, trustee, or other nominee, you may direct how your shares are voted without attending the Annual Meeting. You may give voting instructions by the Internet, by telephone, or by mail. Instructions are on the proxy card. The appropriate individuals named on the

2	Capital City Bank Group, Inc. Notice of Annual Meeting and Proxy Statement

enclosed proxy card will vote all properly executed proxies that are delivered in response to this solicitation, and not later revoked, in accordance with the instructions given by you.

How will my voting instructions be treated?

          If you provide specific voting instructions, your shares will be voted as instructed.

          If you hold shares as the shareowner of record and sign and return a proxy card or vote by telephone or Internet without giving specific voting instructions, then your shares will be voted as recommended by our Board of Directors.

          If you are the beneficial owner of shares held through a broker, trustee, or other nominee, and you do not give instructions to that nominee on how you want your shares voted, then generally your nominee can vote your shares on certain “routine” matters. At our Annual Meeting, both Proposals 1 and 2 are considered routine, which means that your broker, trustee, or other nominee can vote your shares on these proposals if you do not timely provide instructions to vote your shares.

          If you are the beneficial owner of shares held through a broker, trustee, or other nominee, and that nominee does not have discretion to vote your shares on a particular proposal and you do not give your broker instructions on how to vote your shares, then the votes will be considered broker non-votes. A “broker non-vote” will be treated as unvoted for purposes of determining approval for the proposal and will have the effect of neither a vote for nor a vote against the proposal.

What is the deadline for voting my shares?

          If you hold shares as the shareowner of record, then your vote by proxy must be received before 11:59 p.m., Eastern Time, on April 20, 2009 (the day before the Annual Meeting).

          If you are the beneficial owner of shares held through a broker, trustee, or other nominee, please follow the instructions provided by your broker, trustee, or other nominee.

Can I change my vote?

          Yes, you may revoke your proxy by submitting a later proxy or by written request received by our corporate secretary before the Annual Meeting. You may also revoke your proxy at the Annual Meeting and vote in person.

Who pays for soliciting proxies?

          Proxies will be solicited from our shareowners by mail. We will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. We may employ a proxy solicitation firm to solicit proxies in connection with the Annual Meeting, and we estimate that the fee payable for such services would be less than $10,000. It is possible that our directors, officers and other employees may make further solicitations personally or by telephone, facsimile, or mail. Our directors, officers and other employees will receive no additional compensation for any such further solicitations.

What does it mean if I get more than one proxy card?

          You will receive a proxy card for each account you have. Please vote proxies for all accounts to ensure that all your shares are voted.

Where can I find voting results of the Annual Meeting?

          We will announce preliminary voting results at the Annual Meeting and publish final voting results in our quarterly report on Form 10-Q for our quarter ended June 30, 2009 or, if we elect, in an earlier filed Form 8-K.

Capital City Bank Group, Inc. Notice of Annual Meeting and Proxy Statement	3

CORPORATE GOVERNANCE

GOVERNING PRINCIPLES

          We are a financial holding company managed by a core group of officers and governed by a Board of Directors. We are committed to maintaining a business atmosphere where only the highest ethical standards and integrity prevail. An unwavering adherence to high ethical standards provides a strong foundation on which our business and reputation can thrive, and is integral to creating and sustaining a successful, high-caliber company.

INDEPENDENT DIRECTORS

          Our common stock is listed on the NASDAQ Global Select Market. NASDAQ requires that a majority of our directors be “independent,” as defined by NASDAQ’s rules. Generally, a director does not qualify as an independent director if the director or a member of a director’s immediate family has had in the past three years certain relationships or affiliations with us, our external or internal auditors, or other companies that do business with us. Our Board has affirmatively determined that a majority of our directors are independent directors under the categorical guidelines our Board has adopted, which includes all objective standards of independence set forth in the NASDAQ rules. The categorical independence standards adopted by our Board are posted to the Corporate Governance section of our website, www.ccbg.com. Based on these standards, our Board determined that our independent directors include the following current directors and nominees for director: DuBose Ausley, Frederick Carroll, III, Cader B. Cox, III, J. Everitt Drew, John K. Humphress, Lina S. Knox, and Henry Lewis III. Ruth A. Knox, who resigned from our Board of Directors in 2008, was also determined to be independent.

CORPORATE GOVERNANCE GUIDELINES

          The Board has adopted Corporate Governance Guidelines that give effect to the NASDAQ corporate governance listing standards and various other corporate governance matters.

INDEPENDENT DIRECTOR MEETINGS IN EXECUTIVE SESSIONS

          Our independent directors have established a policy to meet separately from the other directors in regularly scheduled executive sessions at least twice annually, and at such other times as may be deemed appropriate by our independent directors. Any independent director may call an executive session of independent directors at any time. In 2008, the independent directors met in an executive session 11 times.

LEAD DIRECTOR

          The independent directors of our Board of Directors annually elect an independent director to serve in a lead capacity. Although annually elected, the lead director is generally expected to serve for more than one year.

          Mr. Drew serves as our lead director. The lead director’s duties, which are listed in a Board approved charter, include presiding at all meetings of the Board at which the Chairman is not present, calling meetings of the independent directors, coordinating with the Chairman the planning of meeting agenda items, and serving as an independent point of contact for shareowners wishing to communicate with the Board other than through the Chairman. We have posted all of the lead director duties on our website, www.ccbg.com.

SHAREOWNER COMMUNICATIONS

          Our Corporate Governance Guidelines provide for a process by which shareowners

4	Capital City Bank Group, Inc. Notice of Annual Meeting and Proxy Statement

may communicate with the Board, a Board committee, the independent directors as a group, or individual directors. Shareowners who wish to communicate with the Board, a Board committee, or any other directors or individual directors may do so by sending written communications addressed to the Board of Directors of Capital City Bank Group, a Board committee, or such group of directors or individual directors:

Capital City Bank Group, Inc. c/o Corporate Secretary 217 North Monroe Street Tallahassee, Florida 32301

          Communications will be compiled by our Corporate Secretary and submitted to the Board, a committee of the Board, or the appropriate group of directors or individual directors, as appropriate, at the next regular meeting of the Board. The Board has requested that the Corporate Secretary submit to the Board all communications received, excluding those items that are not related to board duties and responsibilities, such as: mass mailings; job inquiries and resumes; and advertisements, solicitations, and surveys.

CODES OF CONDUCT AND ETHICS

          The Board has adopted Codes of Conduct applicable to all directors, officers, and associates, and a Code of Ethics applicable to our Chief Executive Officer and our financial and accounting officers, all of which are available, without charge, upon written request to:

Capital City Bank Group, Inc. c/o Corporate Secretary 217 North Monroe Street Tallahassee, Florida 32301

          These codes are designed to comply with NASDAQ and U.S. Securities and Exchange Commission requirements.

BOARD AND COMMITTEE EVALUATIONS

          The Corporate Governance Committee uses written questionnaires to evaluate the Board as a whole and its committees. The evaluation process occurs annually. Directors submit completed questionnaires to the Chair of the Corporate Governance Committee, who summarizes the results without attribution. The full Board discusses the summary of the Board evaluation, and each committee discusses the summary of its own evaluation.

DIRECTOR NOMINATING PROCESS

          The Nominating Committee annually reviews and makes recommendations to the full Board regarding the composition and size of the Board so that the Board consists of members with the proper expertise, skills, attributes, and personal and professional backgrounds needed by the Board, consistent with applicable NASDAQ and regulatory requirements.

          The Nominating Committee believes that all directors, including nominees, should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of our shareowners. The Nominating Committee will consider criteria including the nominee’s current or recent experience as a senior executive officer, whether the nominee is independent, as that term is defined in Rule 4200(a)(15) of the NASDAQ listing standards, the business experience currently desired on the Board, geography, the nominee’s banking industry experience, and the nominee’s general ability to enhance the overall composition of the Board.

          Our Nominating Committee will identify nominees for directors primarily based upon suggestions from shareowners, current directors, and executives. The Chair of the Nominating Committee and at least one other member of

Capital City Bank Group, Inc. Notice of Annual Meeting and Proxy Statement	5

the Nominating Committee will interview director candidates. The full Board will formally nominate candidates for director to be included in the slate of directors presented for shareowner vote based upon the recommendations of the Nominating Committee following this process.

DIRECTOR SERVICE ON OTHER BOARDS

          Directors may not serve on more than three other Boards of public companies in addition to our Board.

SUCCESSION PLANNING

          The Board plans for succession to the position of Chief Executive Officer as well as certain other senior management positions. To assist the Board, William G. Smith, Jr., our Chairman, President, and CEO annually provides the Board with an assessment of senior managers and of their potential to succeed him. He also provides the Board with an assessment of persons considered potential successors to certain senior management positions. The Nominating Committee and our independent directors in an executive session annually review this updated assessment. In addition, the Board interviews members of senior management who are potential successors to our executive management.

CHANGE IN DIRECTOR OCCUPATION

          A director whose principal occupation or business association changes substantially during the director’s tenure must tender a resignation for consideration by the Nominating Committee. The Nominating Committee will recommend to the Board the action, if any, to be taken with respect to the resignation.

DIRECTOR ELECTIONS

          Our Bylaws provide that in an uncontested election, if a nominee for director does not receive the vote of at least the majority of the votes cast at any meeting for the election of directors at which a quorum is present, then the director will promptly tender his or her resignation to the Board of Directors. The Nominating Committee will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation and publicly disclose its decision and the rationale behind the decision within 90 days from the date of the certification of the election results. If a director’s resignation is not accepted by the Board of Directors, then such director will continue to serve until the next annual meeting for the year in which his or her term expires and until his or her successor is duly elected, or his or her earlier resignation or removal. If a nominee’s resignation is accepted by the Board of Directors, then the Board of Directors, in its sole discretion, may fill any remaining vacancy or decrease the size of the Board of Directors. To be eligible to be a nominee for election or reelection as our director, a person must deliver to our Corporate Secretary a written agreement that such person will abide by these requirements.

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BOARD AND COMMITTEE MEMBERSHIP

BOARD OF DIRECTORS

          Our Board of Directors oversees our business, property, and affairs pursuant to the Florida Business Corporation Act and our Articles of Incorporation and Bylaws. Members of our Board are kept informed of our business through discussions with our senior management team, by reviewing materials provided to them, and by participating in Board and Committee meetings.

          Our Board met 13 times in 2008. All of our directors attended at least 75 percent of the total aggregate number of Board and Committee meetings on which they served.

          We expect all directors to attend our Annual Meeting. All directors, who were directors at the time of our Annual Meeting in 2008, attended the Annual Meeting.

COMMITTEES OF THE BOARD

          Our Board of Directors has four standing committees: Audit, Compensation, Corporate Governance, and Nominating. The Board has adopted written charters for each of its four standing committees. The Audit, Compensation, Corporate Governance, and Nominating Committee charters are published on the Corporate Governance section of our website at www.ccbg.com. The Board has determined that all members of the Audit, Compensation, Corporate Governance, and Nominating Committees are “independent” as that term is defined under applicable NASDAQ and Securities and Exchange Commission rules. As of January 1, 2009, the committee composition was as follows:

Name	Audit	Compensation	Corporate Governance	Nominating

DuBose Ausley		X	X
Thomas A. Barron
Frederick Carroll, III*	Chair
Cader B. Cox, III		Chair		X
J. Everitt Drew*	X	X
John K. Humphress*	X		Chair
L. McGrath Keen, Jr.
Lina S. Knox			X	X
Henry Lewis III	X			Chair
William G. Smith, Jr.**

  * Qualifies as a financial expert

** Chairman of the Board of Directors

Audit Committee

          The Audit Committee met 13 times in 2008. Our Board has determined that Frederick Carroll, III, Chairman of the Audit Committee, John K. Humphress, and J. Everitt Drew are each an “audit committee financial expert” as defined by the Securities and Exchange Commission.

          Management has the primary responsibility for our financial statements and reporting process, including the systems of internal controls and reporting. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with U.S. generally accepted auditing standards, issuing a report thereon, and annually opining on the

Capital City Bank Group, Inc. Notice of Annual Meeting and Proxy Statement	7

effectiveness of our internal control over financial reporting. The Audit Committee monitors the integrity of our financial reporting process, system of internal controls, and the independence and performance of our independent and internal auditors.

          In addition, the Audit Committee: (a) monitors and reviews our compliance with Section 112 of the Federal Deposit Insurance Corporation Improvement Act of 1991 and reviews regulatory reports; (b) reviews independent auditors’ report on our financial statements, significant changes in accounting principles and practices, significant proposed adjustments, and any unresolved disagreements with management concerning accounting or disclosure matters; and (c) recommends independent auditors and reviews their independence and qualifications, services, fees, and the scope and timing of audits.

Compensation Committee

          The Compensation Committee met eight times in 2008. The Compensation Committee: (a) reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the performance of the Chief Executive Officer in light of those goals and objectives, and sets the Chief Executive Officer’s base salary, short-term incentive compensation, and long-term incentive compensation based on this evaluation; (b) reviews and approves base salary, short-term incentive compensation, and long-term incentive compensation of our executive officers; (c) reviews the compensation of our senior management team other than our executive officers; (d) reviews and approves benefits, including retirement benefits and perquisites of our executive officers; (e) reviews and approves employment agreements, severance agreements, and change-in-control agreements for executive officers; (f) evaluates and recommends the appropriate level of director compensation, including compensation for service as a member or chair of a Board committee; and (g) establishes and reviews stock ownership guidelines for directors and executive officers.

Nominating Committee

          The Nominating Committee met twice in 2008. The Nominating Committee: (a) develops and reviews background information for candidates for the Board of Directors, including candidates recommended by shareowners, and makes recommendations to the Board of Directors about these candidates; (b) evaluates the performance of current Board members proposed for reelection; (c) recommends to the Board for approval a slate of nominees for election to the Board; (d) reviews all candidates for nomination submitted by shareowners; and (e) develops plans for our managerial succession.

Corporate Governance Committee

          The Corporate Governance Committee met twice in 2008. The Corporate Governance Committee: (a) develops, implements, and monitors policies and practices relating to corporate governance; (b) coordinates director orientation and appropriate continuing education programs for directors; (c) oversees the annual self-assessment of the Board and Board Committees; and (d) reviews all shareowner proposals.

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DIRECTORS COMPENSATION

COMPENSATION ELEMENTS

          We currently have seven non-associate directors who qualify for compensation for Board service. The elements of compensation include:

Cash Compensation

          Basic Annual Retainer. The basic annual retainer is $12,000. There has been no change since 2006.

          Audit Committee. Members of the Audit Committee receive an annual fee of $6,000 and the chairman of the Audit Committee receives an annual chairman fee of $6,000. There has been no change since 2006.

          Compensation Committee. Members of the Compensation Committee receive an annual fee of $4,000 and the chairman of the Compensation Committee receives an annual chairman fee of $4,000. There has been no change since 2006.

          Nominating Committee. Members of the Nominating Committee receive an annual fee of $2,000 and the chairman of the Nominating Committee receives an annual chairman fee of $2,000. There has been no change since 2006.

          Corporate Governance Committee. Members of the Corporate Governance Committee receive an annual fee of $2,000 and the chairman of the Corporate Governance Committee receives an annual chairman fee of $2,000. There has been no change since 2006.

          Lead Outside Director Annual Fee. The Lead Outside Director receives an annual fee of $2,000. There has been no change since 2006.

          Board Meeting Fees. Directors receive $750 for each board meeting attended. There has been no change since 2006.

Equity Compensation

          Quarterly Stock Grant. As part of annual director compensation, each director who participates in our Director Stock Purchase Plan earns 100 shares of our common stock per quarter, price based on the closing price of our common stock on the NASDAQ as determined on the last stock trading day of the quarter. Directors not participating in our Director Stock Purchase Plan receive all 400 shares each January in the year following the year for which service relates based on the average of the high and low prices of the shares of our common stock on the NASDAQ for the last 10 trading days of the previous year.

          Director Stock Purchase Plan. Directors are also permitted to purchase shares of common stock at a 10% discount from fair market value under the Director Stock Purchase Plan. This Plan had 93,750 shares of common stock authorized for issuance. During 2008, 12,459 shares were purchased. As of December 31, 2008, there were 53,750 shares of common stock available for issuance. Purchases under this Plan were not permitted to exceed the annual retainer and committee and meeting fees received. Our shareowners adopted the Director Stock Purchase Plan at our 2004 Annual Meeting.

Perquisites and Other Personal Benefits

          We provide directors with perquisites and other personal benefits that we believe are reasonable, competitive and consistent with our overall director compensation program. The value of the perquisites for each director in the aggregate is less than $10,000.

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DIRECTOR COMPENSATION TABLE

          The following table sets forth a summary of the compensation we paid to our directors, other than directors who are also executive officers, in 2008:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation(2) ($)	Total ($)

DuBose Ausley	$27,750	$9,095	$0	$36,845
Frederick Carroll, III	33,000	9,661	0	42,661
Cader B. Cox, III	33,000	9,661	2,500	45,161
J. Everitt Drew	33,750	9,095	0	42,845
John K. Humphress	31,750	9,095	0	40,845
L. McGrath Keen, Jr.(3)	0	0	0	0
Lina S. Knox	25,750	9,095	0	34,845
Ruth A. Knox (4)	12,000	4,822	0	16,822
Henry Lewis III	29,750	9,661	0	39,411

(1)

We pay each non-employee director an annual stock grant of 400 shares of our common stock, issued under our Director Stock Purchase Plan. Under the terms of the Director Stock Purchase Plan, each non-employee director has the opportunity to participate in the Director Stock Purchase Plan under two separate options. The first option, Option A, permits non-employee directors to make an election (“Option A Participants”) each January indicating the dollar amount of his or her annual retainer and fees received from serving as a director in the preceding year which he or she would like to be applied to the purchase of shares of our common stock. The second option, Option B, permits non-employee directors to make an election (“Option B Participants”) each December indicating the percentage of his or her annual retainer and fees to be received from serving as a director in the upcoming year which he or she would like to be applied to the purchase of shares of Common Stock. Option A Participants receive their annual stock grant each January for the preceding year’s service as director. In 2008, the fair value at time of grant for the Option A Participants was $22.74. Option B Participants will receive their annual stock grant in four equal quarterly installments during the year to which the non-employee director’s service relates. The fair value at the time of grant for the Option B Participants was $24.22, $24.08, $21.81 and $26.59. Messrs. Drew, Humphress, and Ausley and Ms. Lina Knox are Option A Participants, and therefore did not receive their stock grants in 2008. Instead, these directors received their stock grants in January 2009. The amounts recognized in the fiscal year for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards 123, as revised (SFAS 123(R)) is the same as the amount reported in this column.

(2)	The amounts in this column represent director fees paid to the director for serving as directors for certain subsidiaries of ours.

(3)

Mr. Keen has been employed by Capital City Bank since the acquisition of Farmers and Merchants Bank of Dublin, Georgia, in October 2004. As our associate, Mr. Keen receives a base salary, and may receive other benefits that our associates receive, such as pension benefits. He received no compensation for his board service in 2008.

(4)	Ms. Knox resigned from the Board in June 2008.

STOCK OWNERSHIP EXPECTATIONS

          We maintain stock ownership guidelines for all independent directors. Under our current guidelines, all independent directors are expected to own our common stock equal in value to 10 times their annual director compensation at the time they were elected. Directors have 10 years from the date they are first appointed or elected to our Board to meet the stock ownership requirement. The Compensation Committee has determined that as of December 31, 2008, all directors have met our share ownership expectations or are on track to meet the ownership expectations within the stated time period of 10 years from date of appointment or election.

10	Capital City Bank Group, Inc. Notice of Annual Meeting and Proxy Statement

PROPOSAL NO. 1—NOMINEES FOR ELECTION AS DIRECTORS

ELECTION OF DIRECTORS

          The Board of Directors is divided into three classes, designated Class I, Class II, and Class III. The directors in each class are elected for terms of three years or until their successors are duly qualified and elected. At the Annual Meeting, the shareowners will elect four Class III directors. The Board of Directors proposes the following four nominees for election as directors at the Annual Meeting. The individuals named on the enclosed proxy card will vote, unless instructed otherwise, each properly delivered proxy for the election of the following nominees as directors.

          If a nominee is unable to serve, the shares represented by all valid proxies that have not been revoked will be voted for the election of a substitute as the Board of Directors may recommend, or the Board of Directors may by resolution reduce the size of the Board of Directors to eliminate the resulting vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

          The Board of Directors has been set at 10 members. If all four director nominees are elected, the Board of Directors will have no vacancies.

          Majority Vote Standard for Election of Directors. Our Bylaws require that each director be elected by a plurality of votes cast with respect to such director in uncontested elections. Our Bylaws, however, also provide that in an uncontested election, if a nominee for director does not receive the vote of at least the majority of the votes cast at any meeting for the election of directors at which a quorum is present, the director will promptly tender his or her resignation to the Board of Directors. In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors would be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. Whether an election is contested or not is determined as of a date that is the day immediately preceding the date we first mail our notice of meeting for such meeting to the shareowners; this year’s election was determined to be an uncontested election, and the majority vote standard will apply.

NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2012

DuBOSE AUSLEY

Mr. Ausley, 71, has been a director since 1982, and was our Chairman from 1982 until 2003. He is employed by the law firm of Ausley & McMullen and was Chairman of this firm and its predecessor for more than 20 years until 2002. Since 1992, he has served as a director of TECO Energy, Inc. In addition, Mr. Ausley has served as a director of Huron Consulting Group, Inc. since 2004 and a director of Blue Cross and Blue Shield of Florida, Inc. from 1982 to September 2008, and continues to serve as a director of Capital Health Plan, an affiliate of Blue Cross and Blue Shield of Florida, Inc.

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FREDERICK CARROLL, III

Mr. Carroll, 58, has been a director since 2003. Since 1990, he has been the Managing Partner of Carroll and Company, CPAs, an accounting firm specializing in tax and audit based in Tallahassee, Florida.

JOHN K. HUMPHRESS

Mr. Humphress, 60, has been a director since 1994. Since 1973, he has been a shareholder of a public accounting firm, Wadsworth, Humphress, Hollar, & Konrad, P.A. (and its predecessors).

HENRY LEWIS III

Dr. Lewis, 59, has been a director since 2003. He has been Professor and Dean of the College of Pharmacy and Pharmaceutical Sciences at Florida A&M University since 1994. He served as Interim President of the University in 2002. Prior to Dr. Lewis’s appointment to these positions, he served as Dean of the College of Pharmacy and Health Sciences at Texas Southern University from 1990 to 1994.

The Board of Directors unanimously recommends a vote “FOR” the nominees.

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CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

CONTINUING CLASS I DIRECTORS (Term expiring in 2010)

CADER B. COX, III

Mr. Cox, 59, has been a director since 1994. From 1976 to May 2006, he has served as President, and since May 2006, he has served as CEO of Riverview Plantation, Inc., a resort and agricultural company.

L. McGRATH KEEN, JR.

Mr. Keen, 55, has been a director since 2004. He served as President (2000–2004) and director (1980–2004) of Farmers and Merchants Bank of Dublin, Georgia, prior to its merger with us. He was a principal shareowner of Farmers and Merchants Bank at the time of the merger. Since 2004, Mr. Keen has served as an associate of Capital City Bank.

WILLIAM G. SMITH, JR.

Mr. Smith, 55, has been a director since 1982. He currently serves as Chairman, President, and Chief Executive Officer. He was elected Chairman in 2003 and has been President and Chief Executive Officer since 1995. Mr. Smith currently serves as Chairman of Capital City Bank, a position he has held since 1995. Mr. Smith has served as a director of Southern Company since February 2006. Mr. Smith is the first cousin of Lina S. Knox.

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CONTINUING CLASS II DIRECTORS (Term expiring in 2011)

THOMAS A. BARRON

Mr. Barron, 56, has been a director since 1982. He is our Treasurer and was appointed President of Capital City Bank in 1995.

J. EVERITT DREW

Mr. Drew, 53, has been a director since 2003. From 2000 through January 2007, he was President of St. Joe Land Company where his duties included overseeing the sale and development efforts of several thousand acres of St. Joe property in northwest Florida and southwest Georgia. Since January 2007, Mr. Drew has been President of SouthGroup Equities, Inc., a private real estate investment and development company.

LINA S. KNOX

Ms. Knox, 64, has been a director since 1998. She is a dedicated community volunteer. Ms. Knox is the first cousin of Mr. Smith.

NON-DIRECTOR EXECUTIVE OFFICER

J. KIMBROUGH DAVIS

Mr. Davis, 55, was appointed our Executive Vice President and Chief Financial Officer in 1997. He served as Senior Vice President and Chief Financial Officer from 1991 to 1997. In 1998, he was appointed Executive Vice President and Chief Financial Officer of Capital City Bank.

14	Capital City Bank Group, Inc. Notice of Annual Meeting and Proxy Statement

SHARE OWNERSHIP

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and parties owning beneficially more than 10% of our common stock, to file reports with the U.S. Securities and Exchange Commission to reflect their interests in our common stock. Copies of these reports must be furnished to us.

          Based solely upon on a review of these reports received by us for 2008 and any written representations from reporting persons, we believe that during 2008 each required Section 16(a) report for 2008 was filed on time.

SHARE OWNERSHIP TABLE

          The following table sets forth information, as of February 27, 2009, with respect to the number of shares of our common stock beneficially owned by our directors, executive officers named in the Summary Compensation Table, and all executive officers and directors as a group. The following table also provides information with respect to each person known by us to beneficially own more than 5% of our common stock.

          As of February 27, 2009, there were 17,143,630 shares of our common stock outstanding.

Name	Shares Beneficially Owned(1)		Percentage of Outstanding Shares Owned(2)

DuBose Ausley	627,755	(3)	3.66%
Thomas A. Barron	289,726	(4)	1.69%
Frederick Carroll, III	8,306		*
Cader B. Cox, III	49,858	(5)	*
J. Kimbrough Davis	63,925	(6)	*
J. Everitt Drew	13,449	(7)	*
John K. Humphress	136,167	(8)	*
L. McGrath Keen, Jr.	375,927	(9)	2.19%
Lina S. Knox(10)	68,963	(11)	*
Henry Lewis III	6,350		*
Robert H. Smith(10) Post Office Box 30935, Sea Island, Georgia 31561	3,293,683	(12)	19.21%
William G. Smith, Jr.(10) Post Office Box 11248, Tallahassee, Florida 32302	3,558,190	(13)	20.68%
All Directors and Executive Officers as a Group (11 Persons)	5,198,616		30.32%

(Please refer to the footnotes on the following page.)

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1.

For purposes of this table, a person is deemed to be the beneficial owner of any shares of common stock if he or she has or shares voting or investment power with respect to the shares or has a right to acquire beneficial ownership at any time within 60 days from the record date. “Voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.

2.	An asterisk in this column means that the respective director or executive officer is the beneficial owner of less than 1% of our common stock.

3.

Includes (i) 285,431 shares held in trust under which Mr. Ausley serves as trustee and has sole voting and investment power; and (ii) 12,500 shares owned by Mr. Ausley’s wife, of which he disclaims beneficial ownership. Of the shares of common stock beneficially owned by Mr. Ausley, 125,000 shares are pledged as security.

4.

Includes (i) 50,031 shares held in trusts under which Mr. Barron serves as trustee; (ii) 716 shares for which Mr. Barron has power of attorney and may be deemed to be a beneficial owner; and (iii) 28,906 shares owned by Mr. Barron’s wife, of which he disclaims beneficial ownership. Of the shares of our common stock beneficially owned by Mr. Barron, 210,073 shares are pledged as security.

5.

Includes (i)10,500 shares owned by Mr. Cox’s wife, of which he disclaims beneficial ownership; and (ii) 13,000 shares owned by a corporation that Mr. Cox controls, and which he has sole voting power and investment power.

6.

Includes (i) 1,194 shares in accounts for his children for which Mr. Davis is custodian; (ii) 28,478 shares owned jointly by Mr. Davis and his wife; and (iii) 5,869 shares owned by Mr. Davis’s wife, directly and through an Individual Retirement Account of which he disclaims beneficial ownership.

7.	Includes (i) 12,825 shares owned jointly by Mr. Drew and his wife; and (ii) 624 shares in accounts for his children for which Mr. Drew is custodian.

8.	Includes 90,890 shares held by a limited partnership of which Mr. Humphress is a general partner and shares voting and investment power.

9.	Includes 118,490 shares held in trust of which Mr. Keen serves as sole trustee.

10.	Robert H. Smith and William G. Smith, Jr. are brothers, and Lina S. Knox is their first cousin.

11.	Includes 3,750 shares owned jointly by Ms. Knox and her husband.

12.

Includes (i) 100,368 shares in accounts for his children for which Mr. Smith is custodian; (ii) 572,299 shares held in certain trusts under which Mr. Smith shares voting and investment power as a co-trustee; and (iii) 617,516 shares held by a partnership under which Mr. Smith shares voting and investment power. Of the shares, 1,189,815 shares are also beneficially owned by William G. Smith, Jr.

13.

Includes (i) 572,299 shares held in certain trusts under which Mr. Smith shares voting and investment power as a co-trustee; (ii) 617,516 shares held by a partnership under which Mr. Smith shares voting and investment power; (iii) 59,754 shares owned by Mr. Smith’s wife, of which he disclaims beneficial ownership; and (iv) 60,384 shares that may be acquired pursuant to non-voting stock options that are or will become exercisable within 60 days. Of the shares beneficially owned by William G. Smith, Jr., 1,189,815 shares are also beneficially owned by Robert H. Smith. Of the shares of our common stock beneficially owned by Mr. Smith, 580,044 shares are pledged as security, including 470,044 shares of the 617,516 shares held by a partnership under which Mr. Smith shares voting and investment.

16	Capital City Bank Group, Inc. Notice of Annual Meeting and Proxy Statement

EXECUTIVE OFFICERS AND TRANSACTIONS WITH RELATED PERSONS

EXECUTIVE OFFICERS

          Executive officers are elected annually by the Board of Directors at its meeting following the annual meeting of shareowners to serve for a one-year term and until their successors are elected and qualified. Thomas A. Barron and William G. Smith, Jr. serve as directors and executive officers and J. Kimbrough Davis is an executive officer. For information pertaining to the business experience and other positions held by these individuals, see “NOMINEES FOR ELECTION AS DIRECTORS” and “CONTINUING DIRECTORS AND EXECUTIVE OFFICERS.”

PROCEDURES FOR REVIEW, APPROVAL, OR RATIFICATION OF RELATED PERSON TRANSACTIONS

          We recognize that related person transactions may raise questions among our shareowners as to whether the transactions are consistent with our best interests and our shareowners’ best interests. We generally do not enter into or ratify a related person transaction unless our Board of Directors, acting through the Audit Committee or otherwise, determines that the related person transaction is in, or is not inconsistent with, our best interests and our shareowners’ best interests. We have adopted a written Related Person Transaction Policy.

          For the purpose of our procedures, a “related person transaction” is a transaction in which we participate and in which any related person has a direct or indirect material interest, other than (1) transactions available to all associates or clients generally, (2) transactions involving less than $120,000 when aggregated with all similar transactions, (3) loans made by Capital City Bank in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and not involving more than the normal risk of collectability or presenting other unfavorable features, or (4) employment arrangements with executive officers that are reviewed and approved by the Compensation Committee.

          Under our procedures, each director, executive officer, and nominee for director submits to our designated compliance officer, to the best of his or her knowledge, the following information: (a) a list of his or her immediate family members; (b) for each person listed and the director, executive officer, or nominee for director, each firm, corporation or other entity in which such person is an executive officer, a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest; and (c) for each person listed and the director, executive officer, or nominee for director, each charitable or non-profit organization for which the person actively serves as a director or trustee. We call this list our Related Parties List.

          On an ongoing basis, and to the best of their knowledge, directors and executive officers are expected to notify our designated compliance officer of any updates to the Related Parties List, changes regarding their employment, and relationships with charitable organizations. On an annual basis, our designated compliance officer re-circulates the most current information to the directors and executive officers for review and re-verification of the information. Each director and executive officer must either (i) update the list to reflect changes in family, changes in employment, and the addition of new parent companies, subsidiaries and sibling companies, or (ii) confirm in writing that no changes have occurred.

          We use our best efforts to follow similar procedures with each shareowner who owns more than 5% of our common stock.

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          Our designated compliance officer distributes the Related Parties List (and the periodic updates thereof) to (a) each senior manager who oversees our purchasing decisions and (b) the Chief Financial Officer and Chief Executive Officer for use in monitoring of corporate transactions. In addition, our designated compliance officer distributes the portion of the Related Parties List containing the names of immediate family members of directors, executive officers and nominees for director to the Chief People Officer and the portion of the Related Parties List containing the names of related charitable and non-profit organizations to the Capital City Bank Group, Inc. Foundation, President. The recipients of the Related Parties List use the compiled information to implement the review and approval requirements of this policy.

          We use our best efforts to have our Audit Committee pre-approve all related person transactions. In the event a related person transaction was not pre-approved by the Audit Committee, the transaction is immediately submitted for the Audit Committee’s review for ratification or attempted rescission.

          In addition to the policy described above, we circulate a questionnaire each quarter to our directors and executive officers, in which each respondent is required to disclose, to the best of their knowledge, all related person transactions that occurred in the previous quarter.

TRANSACTIONS WITH RELATED PERSONS

          For the year ended December 31, 2008, we have not identified any transactions or series of similar transactions for which we are a party in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our capital stock had or will have a direct or indirect material interest.

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EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE PROCESS AND PROCEDURES

Scope of Authority

          The Compensation Committee has strategic and administrative responsibility for a broad range of issues, including reviewing, authorizing, and approving compensation to be paid to our executive officers, directors, and reviewing our senior management team’s compensation. The Nominating Committee recommends to the Board, and the Board appoints, each member of the Compensation Committee. The Corporate Governance Committee has evaluated, and the Board has determined, that each member of the Compensation Committee is an independent director.

          The Compensation Committee’s policy is to review executive compensation, including incentive goals, at least annually. The Compensation Committee also periodically reviews benefits and perquisites, reviews and provides oversight of our compensation philosophy, serves as the administrative committee for our equity-based plans, and reviews stock ownership guidelines for our executive officers and directors.

Delegation of Authority

The Compensation Committee’s charter permits the delegation of its authority to our Chief People Officer to administer compensation and benefits programs. In 2008, the Compensation Committee delegated the administration of all associate compensation, benefit and welfare plans to Bethany H. Corum, our Executive Vice President and Chief People Officer.

          None of the members of the Compensation Committee is an executive officer of a public company of which one of our executive officers is a director.

          Independent Consultants. In carrying out its responsibilities, the Compensation Committee evaluates the information and recommendations put forth by management and its independent advisors in making its decisions regarding executive compensation. The Compensation Committee’s decisions are made with the objective of providing fair, equitable and performance-based compensation to executives in a manner that is affordable and cost effective for our shareowners.

          In 2008, the Compensation Committee engaged Amalfi Consulting, LLC (“Amalfi”) to conduct a review of senior management incentive plans with emphasis on the metrics used to measure performance. Amalfi was also engaged to review and recommend changes to the compensation philosophy. The Compensation Committee negotiated fees and established the parameters of the project.

Management’s Role

          The Compensation Committee sets compensation for the Chief Executive Officer based on data and recommendations provided by the Chief People Officer. In addition, the Compensation Committee reviews and approves the Chief Executive Officer’s recommendations for other executive officers’ compensation. In making these decisions, the Compensation Committee relies on information and recommendations provided by the Chief Executive Officer and Chief People Officer. The key elements of management’s role in determining compensation levels for our senior managers, including our named executive officers (other than William G. Smith, Jr., our Chairman, President, and Chief Executive Officer), are as follows:

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•

Develop performance measures: identify appropriate performance measures and recommend performance targets that are used to determine annual and long-term awards for the Chief Executive Officer and senior managers of the company.

•

Compile benchmark data: management participates in compensation surveys through reputable third-party firms which are used to gather data on base salary, annual cash and long-term performance awards. In reviewing and setting 2008 named executive officer compensation, we used peer group data purchased from SNL Securities. In reviewing and setting 2008 senior management compensation, we used Watson-Wyatt’s survey report on Financial Institution’s Compensation General Executive Positions. The Chief People Officer also provides historical compensation data for each position reviewed by the Compensation Committee.

•

Develop compensation guidelines: using the benchmark survey data and publicly disclosed compensation information as the foundation, management develops compensation guidelines for each executive position. These guidelines are provided to the CEO as the basis for his recommendations regarding individual compensation actions. In addition, executives are briefed on the guidelines established for their positions.

          The key members of management involved in the compensation process were Mr. Smith and Mrs. Corum. Mr. Smith was not present during the Compensation Committee’s deliberations regarding his own compensation. Mrs. Corum attends all meetings of the Compensation Committee to provide information to the Compensation Committee members and to take minutes of the meetings. At times, the Compensation Committee conducts executive sessions. Mrs. Corum is excused from all executive sessions and the Chairman of the Committee communicates any decisions for inclusion in minutes.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

          Compensation and Benefits Strategy. Our compensation strategy provides broad guidance on executive compensation and more specifically on the compensation of the named executive officers. Our compensation objectives are to provide compensation programs which:

•	Align compensation with shareowner value;

•	Provide a direct and transparent link between the performance of the Company and pay for the CEO and senior management, including executive officers;

•	Make wise use of the Company’s equity resources to ensure compatibility between management and shareowner interests;

•	Align the interests through performance-based incentive plans of the Company’s senior management, including executive officers with that of shareowners; and

•	Award total compensation that is both reasonable and effective in attracting, motivating and retaining key associates.

          We believe that accomplishing corporate goals is essential for our continued success and sustained financial performance. Therefore, we believe that executive officer compensation should be largely at-risk and performance based. Specific targets and weightings used for establishing short-term and long-term performance goals are subject to change at the beginning of each measurement period, and are influenced by the Board’s desire to emphasize performance in certain areas. Each year, the Compensation Committee reviews and approves all executive officer performance-based goals.

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          The compensation and benefits programs for our executives are designed with the goal of providing compensation that is fair, reasonable and competitive. The programs are intended to help us recruit and retain qualified executives, and provide rewards that are linked to performance while also aligning the interests of executives with those of our shareowners.

          Compensation Committee Activity in 2008. The Compensation Committee met eight times in 2008, including two executive sessions with only the Compensation Committee members present. The chair of the Compensation Committee sets the meeting dates and agenda for the committee.

          In February, the Compensation Committee met in Executive Session to discuss the 2007 performance of the Chief Executive Officer and to set 2008 compensation. In accordance with the Compensation Committee charter, Compensation Committee Chairman Cader Cox distributed an evaluation to all outside directors, and then collected and compiled the results of the evaluations. He presented the results for review by the Compensation Committee. Based in part on this review, the Compensation Committee approved Mr. Smith’s 2008 base salary of $285,000 and target cash incentive of $225,000. The Compensation Committee also reviewed and approved Capital City Bank President Thomas A. Barron’s 2008 base salary of $245,000 and target cash incentive of $190,000 and Chief Financial Officer J. Kimbrough Davis’s 2008 base salary of $239,000 and target cash incentive of $75,000.

          In March, the Compensation Committee reviewed 2008 compensation for our 11 senior managers. The Compensation Committee also reviewed director compensation and made no changes to the fee structure for 2008.

          In April, the Compensation Committee met to discuss and approve the 2008 Stock-Based Incentive Plan (covered in detail on page 25).

          In July, the Compensation Committee interviewed three compensation consulting companies for the purpose of reviewing senior management incentive compensation plans. Amalfi was engaged to do a review of fourteen plan metrics.

          In August, the Compensation Committee met with Mr. Smith and Mrs. Corum to discuss strategic compensation issues. The Compensation Committee met in executive session following the regular meeting. No actions were taken during this meeting.

          In October, Amalfi presented the findings of the incentive compensation review to the Compensation Committee. The Compensation Committee accepted several of Amalfi’s recommendations. The Compensation Committee approved an additional engagement of Amalfi to review and recommend changes to the current compensation philosophy.

          In November, the Compensation Committee approved the 2009 directors’ fee schedule, making no changes from 2008.

          In December, the Compensation Committee approved minor amendments to the 2005 Associate Stock Purchase Plan, the 2005 Directors Stock Purchase Plan and the Supplemental Executive Retirement Plan (SERP) to bring the plan documents into compliance with section 409A of the Internal Revenue Code.

          Compensation Philosophy. In early 2009, the Compensation Committee, with Board approval, revised the compensation philosophy and set the following compensation objectives:

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•

Target base salaries for our senior executives at the 50th percentile of our selected peer group of banks unless an exemption is stated by the compensation committee due to performance, experience, or market demand;

•	Target variable or pay for performance compensation to 30% or more of total compensation mix;

•	Target direct compensation of our senior executives at the 75th percentile of our selected peer group of banks dependent upon achieving established goals based on bank and individual performance; and

•	Continue the alignment of senior management’s interest with that of shareowners.

          We discuss the composition of our peer group and our benchmarking practices in further detail below.

Executive Compensation Policy Decisions

          The Compensation Committee has adopted a number of policies to further the goals of our executive compensation program, particularly with respect to strengthening the alignment of our executives’ interests with our shareowners’ long-term interests. Further, the Compensation Committee believes the policies set forth below are effective for the following reasons: stability of management team, our ability to attract talent from outside the Company, and historical stock performance.

          Stock Ownership Expectations. We maintain stock ownership expectations for all senior managers, including our executive officers. Under current guidelines, all senior managers are expected to own shares of our common stock equal in value to at least two times their annual base salary; Mr. Barron and Mr. Davis are expected to own shares of our common stock equal in value to at least three times their annual base salary; and Mr. Smith is expected to own shares of our common stock equal in value to at least five times his annual base salary. Compliance is expected within six years of becoming a senior or executive manager.

          The Compensation Committee has determined that as of December 31, 2008, all named executive officers have met our share ownership expectations and all other senior managers covered by this program have met or are making significant strides in meeting the ownership expectations.

          Expensing Stock Options. We have expensed stock options since 2003.

          Prohibition on Repricing Stock Options. By the terms of the 2005 Associate Incentive Plan, which is the only plan we use to grant stock options, repricing stock options is prohibited without shareowner approval.

          Employment Agreements and Severance Agreements. We believe the employment of our executive officers should remain “at will.” Therefore, none of our executive officers have employment agreements or severance agreements with us.

Compensation Program Design

          Compensation Framework. We design our specific compensation elements based on the following:

•	Performance: We believe that the best way to accomplish alignment of compensation plans with the participants’ interests is to link pay directly to individual and company performance.

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•

Competitiveness: Compensation and benefits programs are designed to be competitive with those provided by companies with whom we compete for talent. Benefits programs are designed to be competitive with other companies’ programs and are not based on performance.

•	Cost: Compensation and benefit programs are designed to be cost-effective and affordable, ensuring that the interests of our shareowners are considered.

•	Comparator Group: The relevant comparator group for compensation and benefits programs consists of commercial banks and thrifts with a geographic footprint or asset base similar to ours.

          Specific Compensation Elements. Our executive compensation program is comprised of five discrete elements:

•	Base salary

•	Short-term incentives

•	Long-term incentives

•	Benefits and perquisites

•	Retirement Plans

          Benchmarking. We use benchmarking as a method to understand what similar positions pay in similar organizations. In setting 2008 executive management compensation, we used a peer group chosen and published by SNL Financial based on their similarities to us relative to our asset size, performance, and markets served. The 2008 peer group composition changed slightly from 2007, primarily due to merger and acquisition activity. Five new institutions were added and five institutions were eliminated. The asset size ranged from $577 million to $3.61 billion and averaged $2.07 billion as of December 31, 2007 (see chart below for peer group).

          Approximately 30% of the peer group includes institutions that serve the same geographic region as we do. A compensation study is one of the many tools we use to determine the level of compensation for our named executive officers.

          The compensation peer group is not identical to the peer group used to measure company performance, due to difficulty in gathering compensation dated from non-public companies. Company performance can be gathered from financial institution call reports for public and non-public financial institutions. However, many of the institutions represented on the compensation peer group are included in the company performance peer group.

Financial Institutions

Ameris Bancorp	BancTrust Financial	Bank of the Ozarks
Bank of Florida Corp.	Cadence Financial Corp.	Cardinal Financial Corp.
CenterState Banks of Florida, Inc	City Holding Company	Fidelity Southern Corp.
First Bancorp	First Community Bancshares, Inc.	First M & F Corp.
Florida Community Banks, Inc.	FNB United Corp.	Gateway Financial Holdings
Green Bankshares, Inc.	NewBridge BancCorporation	Renasant Corporation
SCBT Financial Corp.	Seacoast Banking Corp.	Security Bank Corp.
Simmons First National Corp.	StellerOne Corp.	SunAmerican Bancorp.
TIB Financial Corp.	TowneBank	Union Bankshares Corp.
Virginia Commerce Bancorp

Capital City Bank Group, Inc. Notice of Annual Meeting and Proxy Statement	23

Discussion of Specific Compensation Elements

          Base Salary. In 2008, we granted annual base salary increases to our named executive officers based on performance and standing as relative to established compensation guidelines of 60th percentile for base salary and 75th percentile for total direct compensation. Beginning in 2009, we have revised our guideline for base salary to 50th percentile. We chose these percentiles based on our philosophy that these levels will attract and retain the talent necessary to achieve performance goals. Base salaries for the named executive officers are determined by assessing available competitive market data by position and the experience and performance of the individual. In 2008, Mr. Smith’s base compensation was significantly below the 60th percentile. His increase of 3% as well as his low base compensation is not necessarily reflective of his performance or experience level. It has been historically low and the Compensation Committee has placed great emphasis on bringing Mr. Smith’s base salary in line with the stated objective. Mr. Barron’s and Mr. Davis’s base salaries were at the 60th percentile for their respective positions.

          Short-term Incentives. The Compensation Committee believes a competitive compensation package will include cash bonus and equity awards. The equity component creates ownership in the Company and focuses attention on the Company’s performance. The Compensation Committee believes incentive compensation (both short-term and long-term) equal to or greater than 30% of compensation is sufficient to change behaviors relative to performance. As a result, we believe our total incentive-based compensation of 30% of total compensation is appropriate.

          Profit Participation Plan. Under our Profit Participation Plan, each named executive officer has the opportunity to earn annual cash bonuses. These cash bonuses are based solely on whether we achieve a target earnings per share (EPS). The Compensation Committee selected EPS as the goal based on a perceived correlation of EPS to overall stock performance. EPS goals are set at the beginning of the year, based on the budget as recommended by management and approved by the Board of Directors. In 2008, no bonuses would be paid if our actual EPS was 75% or less of the targeted EPS. Bonuses ranging from 4% to 200% of a specified target award are paid to named executive officers if our actual EPS was between 75% and 125% of targeted EPS of $1.56.

          In 2008, nine associates, including the named executive officers, participated in the profit participation plan.

          In 2008, the target awards for the Executive Officers were $225,000 for Mr. Smith, $190,000 for Mr. Barron, and $75,000 for Mr. Davis. The target awards for cash incentive are set relative to each executive’s cash compensation against the peer group. Mr. Smith’s base and cash incentive placed him below the 75th percentile for total cash compensation. Mr. Barron’s and Mr. Davis’s base and cash incentive placed them at the 75th percentile for total cash compensation, relative to their respective peer groups.

          In 2008, EPS was $0.89, resulting in no payout. In 2007, the payout was 50.9% of target, and in 2006, the payout was 90.77% of target. The Compensation Committee has discretion to increase or decrease awards but has no plans to exercise this discretion.

24	Capital City Bank Group, Inc. Notice of Annual Meeting and Proxy Statement

          Stock-Based Incentive Plan. The Stock-Based Incentive Plan is a performance-based equity bonus plan in which selected members of management, including all named executive officers, are eligible to participate. The Stock-Based Incentive Plan is administered under our 2005 Associate Incentive Plan.

          The Stock-Based Incentive Plan consists of performance shares, as well as a tax supplement bonus paid in cash, and is designed to align the economic interests of management with that of our shareowners.

          Under the Stock-Based Incentive Plan, all participants are eligible to earn an equity award tied to the seven key financial indicators—expense management (15%), non-performing assets (14%), net charge-offs (14%), loan growth (14%), deposit growth (14%), operating revenue growth (14%) and EPS (15%). The Compensation Committee approved predetermined targets for each category, based on a Board-approved budget. Payouts under the plan range from 0% to 200%. Participants may receive a payout even if only one targeted category is achieved.

          In 2008, the named executive officers were eligible to receive the following shares:

Name	100% Payout	Maximum Payout	2008 Actual Payout

William G. Smith, Jr.	2,050	4,100	594

Thomas A. Barron	1,410	2,820	409

J. Kimbrough Davis	1,376	2,752	399

          The total economic value of the award for each executive officer is set as a percentage of base salary. The total economic value of the award includes the value of eligible shares at 100% payout and an estimated tax supplement bonus of 31% of the value of the performance shares.

          The formula uses an April 17, 2008 closing stock price of $26.53 to arrive at the number of performance shares. Mr. Smith’s economic value of the award was 25% of 2008 base pay. Messrs. Barron and Davis’s awards were set at 20% of base pay. The composition of the total economic value of each award is 76.32% performance share value and 23.68% tax supplement bonus. The varying amounts are a subjective judgment meant to recognize the different levels of responsibility and authority for each executive officer.

          In February 2009, the Compensation Committee confirmed payment of 29% under this plan. The two measurements that were met were expense management (15%) and operating revenue growth (14%).

          Performance shares earned under the Stock-Based Incentive Plan are issued in the calendar quarter following the calendar year in which the shares were earned. For the past three years, any performance shares earned were awarded in February. Participants will also receive a cash payment equal to 31% of the fair market value of the performance shares at the time of award as a tax supplement bonus. The tax supplement bonus allows the associate to retain all of the shares he/she receives, rather than having to sell a portion of the shares to satisfy any tax obligation. This supports our philosophy of ownership expectations and aligns the interest of our officers with that of the shareowner.

Capital City Bank Group, Inc. Notice of Annual Meeting and Proxy Statement	25

     Long term Incentives.

          Long-term Incentive Plan—Compound Annual Growth Rate in Diluted EPS. In January 2007, the Compensation Committee entered into an agreement with Mr. Smith to award Performance Share Units as provided in the 2005 Associate Incentive Plan. Under the agreement, we agreed to award Performance Share Units with an economic value equivalent ranging from $0-$500,000, including a 31% tax supplement bonus. The target award of $250,000 is based on 10% compound annual growth rate in diluted earnings per share over a three-year period, with a phased in approach in years 2007 and 2008.

          No award is earned if actual performance is below a 7.5% Compound Annual Growth Rate in Diluted Earnings Per Share, the minimum performance level. A maximum award of $500,000 is earned if the Compound Annual Growth Rate in Diluted Earnings Per Share equals or exceeds 12.5%, the maximum performance level. No award was earned in 2007 or 2008.

     Benefits and Perquisites.

          Determining Benefit Levels. Benefit levels are reviewed periodically to ensure that the plans and programs provided are competitive and cost-effective for us, and support our human capital needs. Benefit levels are not tied to company, business area or individual performance.

          Perquisites. We provide our named executive officers with perquisites that we believe are reasonable, competitive and consistent with our overall executive compensation program. The value of the perquisites for each named executive officer in the aggregate is less than $10,000.

          Health, Dental, Disability and Life Insurance Coverage. The core insurance package for our named executive officers and senior management team includes health, dental, disability and basic group life insurance coverage. Our named executives and senior management participate in these benefits on the same basis as our other associates.

          Paid Time-Off Benefits. We provide vacation and other paid holidays to all associates, including our named executive officers and senior management team, which are comparable to those provided at similarly sized financial institutions.

          Retirement Plans. We provide retirement benefits to named executive officers and senior management through a combination of qualified (under the Internal Revenue Code) and nonqualified plans.

          Retirement Plan. The Retirement Plan is a tax-qualified, noncontributory defined benefit plan intended to provide for an associate’s financial security in retirement. All full-time and part-time associates with 1,000 hours of service annually are eligible for the Retirement Plan.

26	Capital City Bank Group, Inc. Notice of Annual Meeting and Proxy Statement

          401(k) Plan. The 401(k) Plan provides associates the opportunity to save for retirement on a tax-favored basis. We studied the overall competitiveness of our retirement benefits package and its long-term costs. To better align the retirement benefits package with associates’ preferences and recruitment needs, a decision was made to change the benefit design of the Retirement Plan and the 401(k) Plan. For associates hired after January 1, 2002, the pension benefit under the Retirement Plan was reduced and a 50% matching contribution was introduced into the 401(k) Plan. This change was intended to be cost-neutral. Executives may elect to participate in the 401(k) Plan on the same basis as our other similarly situated associates. No named executive officers are currently eligible for the company-sponsored match.

          Supplemental Executive Retirement Plan (SERP). Each of our named executive officers participates in our SERP, a nonqualified plan which provides benefits in excess of the Retirement Plan. The SERP is designed to restore a portion of the benefits Messrs. Smith, Barron, and Davis would otherwise receive under our Retirement Plan, if these benefits were not limited by U.S. tax laws. This more closely aligns the benefits of Messrs. Smith, Barron, and Davis with those of other Retirement Plan participants. We have no obligation to fund the SERP but accrue for our anticipated obligations under the SERP on an annual basis.

Impact of Regulatory Requirements

          Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a publicly traded company may deduct for compensation paid to an executive officer who is employed on the last day of the fiscal year. “Performance-based compensation” is excluded from this $1 million limitation. In general, our policy is to provide compensation that we may fully deduct for income tax purposes. However, in order to maintain ongoing flexibility of our compensation programs, our Compensation Committee may from time to time approve annual compensation that exceeds the $1 million limitation. We recognize that the loss of the tax deduction may be unavoidable under these circumstances.

          Accounting for Stock-Based Compensation. In 2003, we began accounting for stock-based payments in accordance with Statement of Financial Accounting Standards 123R, “Share-Based Payment.”

Conclusion

          The Compensation Committee believes the philosophy and objectives set forth have allowed us to attract and retain talent needed to deliver above average shareowner return. We believe by placing a significant portion of pay at risk, behaviors are changed and management focus is placed on strategic objectives of the company. This philosophy, along with the stock ownership expectations and current levels of ownership by our senior management, aligns the interests of management with that of shareowners. We believe our compensation philosophy and objectives have been successful in attracting and retaining qualified executives with capabilities that enable the Company to achieve or exceed its designated performance targets.

Capital City Bank Group, Inc. Notice of Annual Meeting and Proxy Statement	27

COMPENSATION COMMITTEE REPORT

          We, as a Compensation Committee, have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K included in this Proxy Statement. Based on that review and discussion, we have recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this Proxy Statement.

2008 Compensation Committee:
Cader B. Cox, III, Chair
DuBose Ausley
J. Everitt Drew

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The following non-employee directors were the members of the Compensation Committee of the Board of Directors during 2008: Cader B. Cox, III (Chairman), DuBose Ausley, and J. Everitt Drew. None of the members of the Compensation Committee was an officer or an employee of ours or any of our subsidiaries in 2008. None of the members of the Compensation Committee was ever an officer of ours except Mr. Ausley, who was our Chairman, but not our Chief Executive Officer or President, from 1982 to 2003. Mr. Ausley has not received a salary for serving as our Chairman since 1998. In addition, there were no “compensation committee interlocks” during 2008.

INFORMATION ABOUT EXECUTIVE COMPENSATION

Summary Compensation Table

          The following summary compensation table shows compensation information for our principal executive officer, principal financial officer, and our president (the only other executive officer whose total compensation exceeded $100,000) for the fiscal year ended December 31, 2008.

28	Capital City Bank Group, Inc. Notice of Annual Meeting and Proxy Statement

          We have no employment agreements with our named executive officers. None of the named executive officers were entitled to receive payments which would be characterized as “Bonus” payments for 2006, 2007 or 2008. Amounts listed under column (g), “Non-Equity Incentive Plan Compensation” are determined by the Compensation Committee at its first meeting following the year in which the compensation is earned and paid to the executives shortly after such determination is made.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

William G. Smith, Jr.,	2008	$285,000	$0	$16,967	$0	$0	$224,437	$5,705	$532,109
Chairman, President, and	2007	275,000	0	0	125,004	114,525	326,151	552	841,232
Chief Executive Officer	2006	230,000	0	91,109	205,176	204,233	174,214	29,467	934,199

Thomas A. Barron,	2008	245,000	0	11,670	—	0	208,480	4,215	469,365
President, Capital City Bank	2007	236,000	0	0	—	96,710	208,106	1,032	541,848
	2006	220,000	0	77,290	—	172,463	92,660	25,057	587,470

J. Kimbrough Davis,	2008	239,000	0	11,389	—	0	175,870	3,657	429,916
Executive Vice President and	2007	230,000	0	0	—	38,175	193,720	552	462,447
Chief Financial Officer	2006	200,000	0	59,562	—	77,155	122,355	19,399	478,471

(1)

The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the respective fiscal year, in accordance with SFAS 123R of awards under our Stock-Based Incentive Plan. Thus, they may include amounts from awards granted prior to the year in which the compensation is reported in this table.

(2)

The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the respective fiscal year, in accordance with SFAS 123R of awards pursuant to our Stock Option Program, and thus may include amounts from awards granted prior to the year in which the compensation is reported in this table. For 2003 through 2006, under the provisions of our 2005 Associate Incentive Plan (and its predecessor), our Board of Directors approved stock option agreements for Mr. Smith. These agreements granted a non-qualified stock option award upon achieving certain annual earnings per share conditions set by the Board, subject to certain vesting requirements. The options granted under the agreements have a term of 10 years and vested at a rate of one-third on each of the first, second, and third anniversaries of the date of grant. Under the 2004 and 2003 agreements, 37,246 and 23,138 options, respectively, were issued, none of which have been exercised. The fair value of a 2004 option was $13.42, and the fair value of a 2003 option was $11.64. The exercise prices for the 2004 and 2003 options are $32.69 and $32.96, respectively. Under the 2006 and 2005 agreements, the earnings per share conditions were not met; therefore, no options were granted and no expense was recognized related to these agreements.

(3)

The amounts in column (g) reflect the cash awards to the named individuals under the Cash Bonus Plan, which is discussed in further detail on page 24 under the heading “Short-term Incentives.” Awards were paid out at 0%, 50.9%, and 90.77% of the target awards for 2008, 2007, and 2006, respectively. Assumptions used in the calculation of these amounts are included in footnote 11 to our audited consolidated financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2009.

(4)

The amounts in column (h) reflect the actuarial increase in the present value of the named executive officer’s benefits under all pension plans established by us determined using the assumptions consistent with those used in our financial statements, which are discussed in further detail on page 33 under the heading “Pension Benefits.”

(5)	The amount shown in column (i) reflects for each named executive officer: tax supplement bonus paid and life insurance premium.

Capital City Bank Group, Inc. Notice of Annual Meeting and Proxy Statement	29

Grants of Plan-Based Awards in 2008

          As discussed in the Compensation Discussion and Analysis, cash bonus plan payouts, performance share units are granted only when we achieve Board-approved established levels of performance.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

William G. Smith, Jr.	Cash	N/A	$0	$225,000	$450,000	—	—	—
Thomas A. Barron	Cash	N/A	0	190,000	380,000	—	—	—
J. Kimbrough Davis	Cash	N/A	0	75,000	150,000	—	—	—

Outstanding Equity Awards at Fiscal Year-End 2008

          The following table provides information, for our executive officers named in the Summary Compensation Table, on stock option holdings at the end of 2008.

	Option Awards

	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)

				Option Exercise Price ($)	Option Expiration Date

Name	Exercisable	Unexercisable

William G. Smith, Jr.	23,138	0	—	$32.96	3/12/2014
	37,246	0	—	32.69	3/14/2015

Option Exercises

          There were no exercises of stock options by any of our named executive officers during the 2008 fiscal year.

30	Capital City Bank Group, Inc. Notice of Annual Meeting and Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

          The amount of compensation (if any) that is payable to our named executive officers upon termination of employment depends on the nature and circumstances under which employment is ended.

Change in Control

          In the event of a change in control, our named executive officers will be credited with an additional two years of credited service for purposes of computation of retirement benefits payable under the SERP. Accrued benefits based upon normal retirement are payable to the named executive officer upon a change in control. A “change in control” under the SERP means the sale of substantially all of our assets, a change in share ownership of greater than 50% within a 24-month period, or any other determination of change in control made by our Board of Directors.

          In the event of a change in control, our named executive officers would not receive any additional benefit under the qualified Retirement Plan but would have the same benefits as any associate who separates employment with the Company.

          In the event of a change in control, any stock options previously granted to one of our named executive officers under the 1996 or 2005 Associate Incentive Plans would become immediately vested. A “change in control” for purposes of the immediate vesting of options means an acquisition of 25% of our Common Stock by any “person” as defined in the Securities Exchange Act of 1934, or, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of the Board, unless the election or the nomination for election by our shareowners of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period.

          We have no post-employment compensation programs designed to provide benefits upon our change in control, other than those discussed above.

Payments Upon Termination of Employment

          Voluntary Termination. If a named executive officer voluntarily resigns from our employment, no amounts are payable under the Cash Bonus Plan or the Stock-Based Incentive Plan. The executive may be entitled to receive benefits from the Retirement Plan, and the SERP to the extent those benefits have been earned under the provisions of the plans and the executive officer has met the vesting requirements of the plans. In addition, the executive would be entitled to receive any amounts voluntarily deferred (and the earnings on deferrals) under the 401(k) Plan.

          Early Retirement. As of December 31, 2008, only Mr. Smith and Mr. Barron are eligible for early retirement as defined by the Retirement Plan and the SERP. As such, each may be entitled to receive benefits from the Retirement Plan and SERP to the extent those benefits have been earned under the provisions of the plans.

          Death. If a named executive officer dies while employed by us, the Retirement Plan and the SERP will provide benefits to heirs of the deceased executive. The benefits are of the same value as those provided for a voluntary termination or early retirement as applicable.

Capital City Bank Group, Inc. Notice of Annual Meeting and Proxy Statement	31

          Involuntary Termination with or without Cause. If a named executive officer’s employment is involuntarily terminated, the executive may be entitled to receive benefits from the Retirement Plan and the SERP to the extent those benefits have been earned under the provisions of the plans and the executive officer has met the vesting requirements of the plans. In addition, the executive would be entitled to receive any amounts voluntarily deferred (and the earnings on deferrals) under the 401(k) Plan.

          Disability. In the event that a named executive officer becomes disabled on a long-term basis, the executive officer’s employment by us would not necessarily terminate. Therefore, we do not disclose any such amounts in the table below. If a named executive officer becomes disabled under the terms of the Retirement Plan and SERP, the executive will continue to accrue a retirement benefit until the earliest of recovery, death or retirement. This benefit cannot be paid as a lump sum distribution.

Payment Tables

          The named executive officers would have received the following payments had he terminated on December 31, 2008 under the following triggering events:

Name	Compensation Components (a)	Change in Control(1) (b)	Voluntary Termination(1) (c)	Early Retirement(1) (d)	Death(1) (e)	Disability(2) (f)	Involuntary Termination(1) (g)

William G. Smith, Jr.	Retirement Plan	$1,307,732	n/a	$1,307,732	$1,307,732	$15,417	$1,307,732
	SERP	1,551,598	n/a	1,551,598	1,551,598	4,617	1,551,598

Thomas A. Baron	Retirement Plan	$1,503,122	n/a	$1,503,122	$1,503,122	$15,417	$1,503,122
	SERP	1,292,293	n/a	1,292,293	1,292,293	2,635	1,292,293

J. Kimbrough Davis	Retirement Plan	$881,711	$881,711	n/a	$881,711	$15,020	$881,711
	SERP	390,293	319,945	n/a	319,945	—	319,945

(1)

Lump Sum. Lump sum payments are determined as of December 31, 2008 using the Retirement Plan’s applicable basis, namely, the mortality table found in Revenue Ruling 2007-67 and a three segment yield curve using rates specified in Revenue Notice 2007-101, which are 4.60% for the first 5 years, 4.82% for the next 15 years, and 4.91% thereafter. Under the Retirement Plan and the SERP, lump sum payments are triggered upon a change in control, voluntary termination, retirement, death, and involuntary termination. No further benefits would be payable after the lump sum payment is made.

(2)

Annuity Payments. In the event that a named executive officer becomes disabled on a long-term basis, the named executive officer would receive annuity payments beginning at age 65. These payments coordinate with our long-term disability program.

32	Capital City Bank Group, Inc. Notice of Annual Meeting and Proxy Statement

PENSION BENEFITS

Retirement Plan

          The key provisions of the Retirement Plan are as follows:

          Monthly Benefit. Participants with a vested benefit will be eligible to receive the following retirement benefits each month for the rest of their lives beginning at age 65:

•	1.90% of final average monthly compensation multiplied by years of service after 1988 (limited to 30 years), plus

•	0.40% of final average monthly compensation in excess of $2,000 multiplied by years of service after 1988 (generally limited to 30 years), plus

•	the monthly benefit accrued as of December 31, 1988 updated for salary increases since 1988

          Total benefits are limited by the Internal Revenue Code. In 2008, the limit was $185,000 per year or $15,417 per month. Additional provisions may apply for participants who were hired after January 1, 2002 or who worked for a bank that we acquired.

          Final Average Monthly Compensation. The final average monthly compensation is the average of the highest five consecutive years of W-2 earnings (plus 401(k) deferrals). Compensation is limited to the limits described in Internal Revenue Code, which was $230,000 per year (or $19,167 per month) for 2008.

          Beginning in 2008, the value of equity awarded under any of our incentive compensation plans will be included in the average monthly compensation.

          Vesting. Participants become vested after reaching five years of service.

          Early Retirement Benefits. Participants may elect to retire prior to their Normal Retirement Date.

                    Reduced Retirement: If participants are at least age 55 and have at least 15 years of service, then they may commence benefits early on a reduced basis. The monthly benefit will be calculated using the benefit formula described above, reduced 6.67% times the number of years (up to five) that the Benefit Commencement Date precedes the Normal Retirement Date, and 3.33% times any additional years (up to five).

                    Unreduced Retirement: If they are at least age 61 and have at least 30 years of service, then they may commence benefits early on an unreduced basis. The monthly benefit will be calculated using the benefit formula described above, reduced 6.67% times the number of years (up to five) that the Benefit Commencement Date precedes the later of age 61 or 30 years of service, and 3.33% times any additional years (up to five).

          Form of Payment. Participants may receive their pension benefit as an annuity or as a lump sum.

Capital City Bank Group, Inc. Notice of Annual Meeting and Proxy Statement	33

SERP

          In general, the plan provisions for the SERP are identical to the provisions of the Retirement Plan, except the benefits are calculated without regard to the limits set by the Internal Revenue Code on compensation and benefits. The net benefit payable from the SERP is the difference between this gross benefit and the benefit payable by the Retirement Plan. The SERP limits gross benefits to 60% of final average monthly compensation. As a general rule, we do not grant extra years of service under the SERP. Exceptions may occur in limited instances such as a mid-career hire.

2008 Pension Benefit Tables

          The following table shows the years of credited service, present value of the accumulated benefit for the named executive officers as of December 31, 2008, assuming payment at age 61, and payments made during the last fiscal year.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

William G. Smith, Jr.	Retirement Plan	30	$1,128,462	$0
	Supplemental Executive Retirement Plan	30	1,353,719	0

Thomas A. Barron	Retirement Plan	34	1,303,768	0
	Supplemental Executive Retirement Plan	34	1,133,310	0

J. Kimbrough Davis	Retirement Plan	27	1,033,886	0
	Supplemental Executive Retirement Plan	27	379,317	0

34	Capital City Bank Group, Inc. Notice of Annual Meeting and Proxy Statement

Assumptions Used to Calculate Pension Values

          Because the pension amounts shown in the Summary Compensation Table and the Pension Benefits Table are projections of future retirement benefits, numerous assumptions must be applied. In general, the assumptions should be the same as those used to calculate the pension liabilities in accordance with SFAS No. 87, Employers’ Accounting for Pensions on the measurement date, although the Security and Exchange Commission specifies some exceptions (as noted in the table below).

          The key assumptions used to determine the pension values are summarized below. The changes in the pension values shown in the Summary Compensation Table are determined as the change in the values during the fiscal year (including the impact of changing assumptions from the prior fiscal year). The accumulated pension values shown in the Pension Benefits table are based on the assumptions as of the end of the fiscal year.

Assumption	Basis for Assumption	12/31/2005	12/31/2006	12/31/2007	12/31/2008

Discount Rate	Under SEC rules, discount rate used to measure pension liabilities under SFAS No. 87, Employers’ Accounting for Pensions	5.75%	6.00%	6.25%	6.00%

Rate of Future Salary Increases	Under SEC rules, no salary projection	0.00%	0.00%	0.00%	0.00%

Form of Payment	Retirement Plan: form elected by officer	80% elect a lump sum and 20% elect an annuity	80% elect a lump sum and 20% elect an annuity	80% elect a lump sum and 20% elect an annuity	80% elect a lump sum and 20% elect an annuity

	SERP: form elected by officer	Lump sum	Lump sum	Lump sum	Lump sum

Lump Sum Interest Rate	Interest rate defined by the plan for the upcoming plan year	6.00%	6.00%	6.00%	6.00%

Date of Retirement	As per SEC guidance, use first age eligible for unreduced retirement	61	61	61	61

Post-Retirement Mortality	Retirement Plan: same assumption used to measure pension liabilities under SFAS No. 87, Employers’ Accounting for Pensions	For lump sums, the long-term IRC § 417(e) basis For annuity payments, RP2000 Mortality Table for males	For lump sums, the long-term IRC § 417(e) basis For annuity payments, RP2000 Mortality Table for males	For lump sums, the long-term IRC § 417(e) basis For annuity payments, RP2000 Mortality Table for males	For lump sums, the long-term IRC § 417(e) basis (updated due to regulation changes) For annuity payments, RP2000 Mortality Table for males

Capital City Bank Group, Inc. Notice of Annual Meeting and Proxy Statement	35

AUDIT COMMITTEE REPORT

          The Audit Committee, which operates under a written charter adopted by the Board of Directors, monitors the Company’s financial reporting process on behalf of the Board of Directors. This report reviews the actions taken by the Audit Committee with regard to the Company’s financial reporting process during 2008 and particularly with regard to the Company’s audited consolidated statements of financial condition as of December 31, 2008 and 2007, and the related statements of income, changes in shareowners’ equity, and cash flows for each of the years in the three-year period ended December 31, 2008.

          The Audit Committee believes that it has taken the actions necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

          The Audit Committee also reviewed with Ernst & Young their judgments as to quality (rather than just the acceptability) of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee discussed with Ernst & Young, the auditor’s independence from management and the Company, including the written disclosures, letter, and other matters required of Ernst & Young by the Public Company Accounting Oversight Board.

          Additionally, the Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plan for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

          In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

2008 Audit Committee:

Frederick Carroll, III, Chairman	J. Everitt Drew
John K. Humphress	Henry Lewis III

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts.

36	Capital City Bank Group, Inc. Notice of Annual Meeting and Proxy Statement

PROPOSAL NO. 2—RATIFICATION OF AUDITORS

APPOINTMENT OF AUDITOR

          Our Audit Committee appointed Ernst & Young LLP as our independent auditor for the 2009 fiscal year. Shareowner ratification of the selection of Ernst & Young as our independent public accountants is not required by our Bylaws or other applicable legal requirement. However, the Board is submitting the selection of Ernst & Young to the shareowners for ratification as a matter of good corporate practice. If the shareowners fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our and our shareowners’ best interests.

          Representatives of Ernst & Young may attend the 2009 Annual Meeting and, if in attendance, will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

          The proposal to ratify Ernst & Young as independent auditors will be approved if the votes cast by the shareowners present, or represented, at the Annual Meeting and entitled to vote on the matter favoring this proposal exceed the votes cast in opposition to the proposal.

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of Ernst & Young.

Capital City Bank Group, Inc. Notice of Annual Meeting and Proxy Statement	37

AUDIT FEES AND RELATED MATTERS

FEES PAID TO PRINCIPAL ACCOUNTANTS

          The following table represents aggregate fees, including out-of-pocket expenses, paid or to be paid to Ernst & Young for the 2008 and 2007 fiscal years.

	2008	2007

Audit Fees	$646,921	$582,269
Audit-Related Fees	34,315	—
Tax Fees	98,858	—
All Other Fees	—	—

Total	$779,794	$582,269

          Audit fees primarily represent amounts billed to us for auditing our annual consolidated financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002), reviewing the financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings. Also included are $69,252 and $70,749 in out-of-pocket expenses in the 2008 and 2007 fees, respectively. Tax fees are fees related to the preparation of our original and amended tax returns, claims for refunds, and tax planning. Tax fees include $17,000 and $0 for tax planning services in 2008 and 2007, respectively.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES OF INDEPENDENT AUDITOR

          The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to 12 months from the date of pre-approval, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may delegate pre-approval authority to one or more of its members when expedition of services is necessary. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval policy and the fees for the services performed to date. The Audit Committee pre-approved all audit and non-audit services provided by Ernst & Young.

          The Audit Committee has determined that the non-audit services provided by Ernst & Young during the fiscal year ended December 31, 2008, were compatible with maintaining their independence.

38	Capital City Bank Group, Inc. Notice of Annual Meeting and Proxy Statement

OTHER MATTERS

ANNUAL REPORT

          We filed an annual report for the fiscal year ended December 31, 2008, on Form 10-K with the U.S. Securities and Exchange Commission. Shareowners may obtain, free of charge, a copy of our annual report on Form 10-K by writing to our Corporate Secretary at our principal offices.

HOUSEHOLDING

          We have adopted a procedure approved by the Securities and Exchange Commission known as “householding.” Under this procedure, shareowners of record who have the same address and last name will receive only one copy of our Notice of Annual Meeting, Proxy Statement, and Annual Report, unless one or more of these shareowners notifies our transfer agent that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. If you wish to receive your own copy of these materials, you may contact our transfer agent, American Stock Transfer & Trust Company, in writing, by telephone, or on the Internet:

American Stock Transfer & Trust Company
59 Maiden Lane, Plaza Level
New York, NY 10038
(800) 937-5449 (U.S. and Canada)
(718) 921-8124 (International)
www.amstock.com

          Shareowners who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings. If you are eligible for householding, but you and other shareowners of record with whom you share an address currently receive multiple copies of our Notice of Annual Meeting, Proxy Statement, and Annual Report, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each document for your household, please contact our transfer agent as indicated above. Beneficial owners can request information about householding from their banks, brokers, or other holders of record.

SHAREOWNER PROPOSALS

          Shareowner proposals that are to be included in the Proxy Statement for the 2010 meeting must be received by November 27, 2009. Shareowner proposals for the 2009 meeting that are not intended to be included in the Proxy Statement for that meeting must be received by January 29, 2010, or the Board of Directors can vote the proxies in its discretion on the proposal. Proposals must comply with the proxy rules and be submitted in writing to J. Kimbrough Davis, Corporate Secretary, at our principal offices.

Capital City Bank Group, Inc. Notice of Annual Meeting and Proxy Statement	39

DIRECTOR NOMINATIONS

          Any shareowner entitled to vote generally in the election of directors may recommend a candidate for nomination as a director. A shareowner may recommend a director nominee by submitting the name and qualifications of the candidate the shareowner wishes to recommend, pursuant to Article VII of our Articles of Incorporation, to:

Nominating Committee of the Board of Directors
c/o Capital City Bank Group, Inc.
217 North Monroe Street
Tallahassee, Florida 32301

          To be considered, recommendations with respect to an election of directors to be held at an annual meeting must be received no earlier than 180 days and no later than 120 days prior to March 27, 2010, the first anniversary of this year’s Notice of Annual Meeting date. In other words, director nominations must be received no earlier than September 29, 2009, and no later than November 27, 2009. Recommendations with respect to an election of directors to be held at a special meeting called for that purpose must be received by the 10th day following the date on which notice of the special meeting was first mailed to shareowners. Recommendations meeting these requirements will be brought to the attention of the Nominating Committee. Candidates for director recommended by shareowners are afforded the same consideration as candidates for director identified by our directors, executive officers, or search firms, if any, employed by us.

40	Capital City Bank Group, Inc. Notice of Annual Meeting and Proxy Statement

ANNUAL MEETING OF SHAREOWNERS OF

CAPITAL CITY BANK GROUP, INC.

April 21, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.snl.com/irweblinkx/corporateprofile.aspx?iid=100774

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

20430000000000001000 7	042109

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

(1.) To elect the four persons listed below as Class III directors to serve for a term of three years, or until their successors are duly elected and qualified.

☐		NOMINEES:
	FOR ALL NOMINEES	¡	DuBose Ausley
		¡	Frederick Carroll, III
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	John K. Humphress
		¡	Henry Lewis III

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
(2.)	To ratify the appointment of Ernst & Young LLP as auditors for the Company for the fiscal year ending December 31, 2009.	☐	☐	☐

(3.)	In the discretion of the Proxies, to approve such other business properly coming before the meeting or any adjournments or postponements of the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE PROPOSALS.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTIONS ARE GIVEN ON THE PROXY, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2 AND AS DETERMINED BY THE PROXIES ON ANY OTHER MATTER WHICH MAY PROPERLY BE BROUGHT AT THE MEETING.

The undersigned Shareowner(s) hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

	Meeting Attendance. Mark the box to the right if you plan to attend the Annual Meeting.			☐

Signature of Shareowner	Date:	Signature of Shareowner	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are owned jointly, each shareowner should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREOWNERS OF

CAPITAL CITY BANK GROUP, INC.

April 21, 2009

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online or by phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at
www.snl.com/irweblinkx/corporateprofile.aspx?iid=100774

â	Please detach along perforated line and mail in the envelope provided ONLY IF you are not voting via telephone or the Internet.	â

20430000000000001000 7	042109

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

(1.) To elect the four persons listed below as Class III directors to serve for a term of three years, or until their successors are duly elected and qualified.

☐		NOMINEES:
	FOR ALL NOMINEES	¡	DuBose Ausley
		¡	Frederick Carroll, III
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	John K. Humphress
		¡	Henry Lewis III

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
(2.)	To ratify the appointment of Ernst & Young LLP as auditors for the Company for the fiscal year ending December 31, 2009.	☐	☐	☐

(3.)	In the discretion of the Proxies, to approve such other business properly coming before the meeting or any adjournments or postponements of the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE PROPOSALS.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTIONS ARE GIVEN ON THE PROXY, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2 AND AS DETERMINED BY THE PROXIES ON ANY OTHER MATTER WHICH MAY PROPERLY BE BROUGHT AT THE MEETING.

The undersigned Shareowner(s) hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

	Meeting Attendance. Mark the box to the right if you plan to attend the Annual Meeting.			☐

Signature of Shareowner	Date:	Signature of Shareowner	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are owned jointly, each shareowner should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CAPITAL CITY BANK GROUP, INC.

217 North Monroe Street Tallahassee, Florida 32301

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CAPITAL CITY BANK GROUP, INC. FOR THE ANNUAL MEETING OF SHAREOWNERS APRIL 21, 2009

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareowner of Capital City Bank Group, Inc. (the “Company”), Tallahassee, Florida, do hereby nominate, constitute and appoint Randolph M. Pople and Dale A. Thompson (collectively, the “Proxies”), or any one of them (with full power to act alone), my true and lawful attorneys and proxies with full power of substitution, for me and in my name, place and stead to vote all the shares of Common Stock of the Company that the shareowner signing this Proxy Card is entitled to vote at the annual meeting of its shareowners (including any shares held in the Capital City Bank Group, Inc. 401(K) Profit Sharing Plan, the 2005 Director Stock Purchase Plan, the 2005 Associate Stock Purchase Plan, the 2005 Associate Incentive Plan, and the 1996 Dividend and Optional Stock Purchase Plan and held of record by the trustees or agents of such plans) to be held at University Center Club, Building B, Floor 3, University Center, Florida State University, Tallahassee, Florida on Tuesday, April 21, 2009, at 10:00 a.m., and at any adjournments or postponements thereof, as instructed on the reverse side of this Proxy Card and in the Proxies’ discretion on other matters.

All proxies previously given or executed by the shareowner signing this Proxy Card are hereby revoked.

(Continued and to be signed on other side)

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